UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
March 26, 2007
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
VALENTEC SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-11454	59-2332857

(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2629 York Avenue
Minden, LA 71055
(Address of Principal Executive Offices)
(318) 382-4574
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On March 25, 2007, Valentec Systems, Inc. announced that it has been awarded a $3.6 million contract to produce and integrate 56, 120mm Recoiling Mortar Systems (“RMS6”) for the Israeli Defense Forces. Valentec received this award from its strategic partner, Soltam Systems, Inc., using U.S. Foreign Military Financing. Valentec will begin production immediately, with the first delivery scheduled in May 2007 and concluding in May 2008. Additionally, Valentec will also modify 46 M548A1 Israeli vehicles, by installing numerous artillery applications to the exterior, which in turn will provide enhanced battlefield capabilities.
     A copy of the press release published on March 25, 2007 is attached as an exhibit hereto.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c)     Exhibits
               Exhibit 99.1     Press release, dated March 26, 2007, relating to the IDF Contract. Provided herein.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 26, 2007	VALENTEC SYSTEMS, INC.
	By:	/s/ Robert Zummo
		Name:	Robert Zummo
		Title:	President and Chief Executive Officer

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